As filed with the Securities and Exchange Commission on November 20, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXPAND ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1395733 (I.R.S. Employer Identification Number)
6100 North Western Avenue
Oklahoma City, OK 73118
(405) 848-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Chris Lacy
Executive Vice President, General Counsel, and Corporate Secretary
6100 North Western Avenue
Oklahoma City, OK 73118
(405) 848-8000
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kevin M. Richardson
Ryan J. Lynch
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
EXPAND ENERGY CORPORATION
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “EXE.” On November 19, 2024, the last reported sale price of our common stock on the Nasdaq Global Select Market was $95.71 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 20, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information; Incorporation by Reference” below. You are urged to read this prospectus carefully, including “Risk Factors,” and the documents incorporated by reference in their entirety before investing in our securities.
When we refer to “Expand Energy,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Expand Energy Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including documents incorporated herein by reference, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include our current expectations or forecasts of future events, including matters relating to the Merger (as defined in the section of this prospectus entitled “Our Company”), armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends, and our environmental, social and governance (“ESG”) initiatives. Forward-looking and other statements in this prospectus regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “expect,” “could,” “may,” “anticipate,” “intend,” “plan,” “ability,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “guidance,” “outlook,” “opportunity” or “strategy.”
Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:
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conservation measures and technological advances could reduce demand for hydrocarbons;

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negative public perceptions of our industry;

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competition in the natural gas and oil exploration and production industry;

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the volatility of natural gas, oil and natural gas liquids (“NGL”) prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;

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risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;

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write-downs of our natural gas and oil asset carrying values due to low commodity prices;

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significant capital expenditures required to replace our reserves, sustain production and conduct our business;

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uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;

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drilling and operating risks and resulting liabilities;

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our ability to generate profits or achieve targeted results in drilling and well operations;

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leasehold terms expiring before production can be established;

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risks from our commodity price risk management activities;

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uncertainties, risks and costs associated with natural gas and oil operations;

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our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;

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pipeline and gathering system capacity constraints and transportation interruptions;

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our plans to participate in the liquefied natural gas export industry;

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terrorist activities and/or cyber-attacks adversely impacting our operations;

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risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;

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disruption of our business by natural or human causes beyond our control;

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a deterioration in general economic, business or industry conditions;

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the impact of inflation and commodity price volatility, including as a result of armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;

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our inability to access the capital markets on favorable terms;

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the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;

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risks related to acquisitions or dispositions, or potential acquisitions or dispositions, including risks related to the Merger, such as risks related to loss of management personnel, other key employees, customers, suppliers, vendors, landlords, joint venture partners and other business partners following the Merger; risks related to disruption of management time from ongoing business operations due to the transaction; the risk of any unexpected costs or expenses resulting from the transaction; the outcome of existing litigation and the risk of any further litigation relating to the transaction; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; and the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the transaction or it may take longer than expected to achieve those synergies or benefits;

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our ability to achieve and maintain ESG certifications, goals and commitments;

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legislative, regulatory and ESG initiatives, addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;

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federal and state tax proposals affecting our industry;

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risks related to an annual limitation on the utilization of our tax attributes, as well as trading in our common stock, additional issuance of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation; and

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other factors that are described under “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2023, filed with the SEC on February 21, 2024, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on October 29, 2024, or referenced in this prospectus.

We caution you not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the filing date, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this prospectus and our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://www.expandenergy.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (such documents filed prior to October 1, 2024 were filed under our former name prior to the Merger, Chesapeake Energy Corporation):
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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on April 30, 2024, July 29, 2024 and October 29, 2024, respectively.

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Our Current Reports on Form 8-K filed with the SEC on January 11, 2024 (File No. 001-13726), April 5, 2024, June 6, 2024, June 18, 2024, September 26, 2024, October 1, 2024 (excluding Item 7.01 thereto), November 1, 2024, November 7, 2024 and November 15, 2024 (only with respect to the 8-K filing for Items 8.01 and 9.01 related to historical and pro forma financial and reserves information of Southwestern Energy Company and the Company).

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The description of our common stock (“Common Stock”) contained in Item 1 of the Registration Statement on Form 8-A, dated February 9, 2021, filed with the SEC on February 9, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Expand Energy Corporation
Attention: Investor Relations
6100 North Western Avenue
Oklahoma City, OK 73118
(405) 848-8000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

OUR COMPANY
General
Established through the combination of Chesapeake Energy Corporation (“Chesapeake”) and Southwestern Energy Company (“Southwestern”) (the “Merger”), Expand Energy is the largest independent natural gas producer in the United States, based on net daily production, and is focused on responsibly developing an abundant supply of natural gas, oil and NGLs to expand energy access for all. Our operations are located in Louisiana in the Haynesville/Bossier Shales, in Pennsylvania in the Marcellus Shale, and in West Virginia and Ohio in the Marcellus and Utica Shales.
Our strategy is to create shareholder value through the responsible development of our significant resource plays while continuing to be a leading provider of natural gas to markets in need. We continue to focus on improving margins through operating efficiencies and financial discipline and improving our ESG performance. To accomplish these goals, we intend to allocate our human resources and capital expenditures to projects we believe offer the highest cash return on capital invested, to deploy leading drilling and completion technology throughout our portfolio, and to take advantage of acquisition and divestiture opportunities to strengthen our portfolio. We also intend to continue to dedicate capital to projects that reduce the environmental impact of our production activities.
Corporate Information
Our principal executive offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is (405) 848-8000. We maintain a website at https://www.expandenergy.com/. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, including but not limited to, the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in or incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
The Third Amended and Restated Certificate of Incorporation of Expand Energy (the “Expand Energy Charter”) provides that the Company is authorized to issue 495 million shares of capital stock, divided into two classes consisting of (a) 450 million shares of common stock, par value $0.01 per share, and (b) 45 million shares of preferred stock, par value $0.01 per share.
As of November 18, 2024, there were 231,096,625 shares of Common Stock and 0 shares of preferred stock outstanding and 1,260,494, 3,099,093 and 3,680,062 Class A Warrants to purchase Common Stock (“Class A Warrants”), Class B Warrants to purchase Common Stock (“Class B Warrants”) and Class C Warrants to purchase Common Stock (“Class C Warrants”), respectively, outstanding (collectively, the “Warrants”).
Common Stock
Each holder of shares of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote.
Subject to the rights of any then-outstanding shares of preferred stock, the holders of Common Stock may receive such dividends as the Board of Directors (the “Board”) may declare in its discretion out of legally available funds. Holders of Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them.
Voting Rights
Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election or removal of directors.
The Third Amended and Restated Bylaws of Expand Energy (the “Expand Energy Bylaws”) provide that the number of directors which shall constitute the whole board of directors shall not be less than three (3) nor more than eleven (11), and shall be determined by resolution adopted by a vote of a majority of the entire Board then in office, or at an annual or special meeting of shareholders by the affirmative vote of at least a majority of the then outstanding shares of the Company’s capital stock entitled to vote thereon. No reduction in number shall have the effect of removing any director prior to the expiration of his term. No person may stand for election to, or be elected to, the Board or be appointed by the directors to fill a vacancy on the Board who shall have made, or be making, improper or unlawful use of the Company’s confidential information. All elections of directors shall be by written ballot unless otherwise provided in the Expand Energy Charter. However, if authorized by the board of directors in its sole discretion, the ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
Dividends
The Board may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the Expand Energy Charter and may be paid in cash, in property or in shares of the capital stock, or in any combination thereof.

Liquidation
Except as otherwise required by the Expand Energy Bylaws or Expand Energy Charter, the common stock will have all rights and privileges typically associated with such securities as set forth in the Oklahoma General Corporation Act (the “OGCA”) in relation to rights upon liquidation.
Preferred Stock
The Expand Energy Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board may, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no preferred stock outstanding at the date hereof.
Warrants
Currently each holder of a Class A Warrant is entitled to purchase 1.22 shares of the Company’s Common Stock for $22.576 per share, each holder of a Class B Warrant is entitled to purchase 1.22 shares of the Company’s Common Stock for $26.254 per share, and each holder of a Class C Warrant is entitled to purchase 1.22 shares of the Company’s Common Stock for $29.562 per share, subject to certain adjustments. Warrants must be exercised for a whole share of Common Stock. The Warrants will expire on February 9, 2026, or earlier upon liquidation.
The Warrants have been issued in registered form pursuant to each applicable warrant agreement, by and between Equiniti Trust Company, as warrant agent, and us (each, a “Warrant Agreement”). You should review a copy of each applicable Warrant Agreement, which is filed as an exhibit to this prospectus, for a complete description of the terms and conditions applicable to the Warrants. Each Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or to correct or supplement any defective provision, but any amendment, modification or waiver that adversely affects the interests of a holder of the applicable Warrant disproportionally relative to any other holder in any material respect requires the approval of each affected warrant holder.
In addition, if we, at any time while the Warrants are outstanding and unexpired, (i) declare a dividend or make a distribution on our Common Stock in Common Stock, (ii) split, subdivide, recapitalize, restructure or reclassify the outstanding Common Stock into a greater number of shares of Common Stock or effect a similar transaction or (iii) combine, recapitalize, restructure or reclassify the outstanding Common Stock into a smaller number of shares of Common Stock or effect a similar transaction, the number of shares of Common Stock issuable upon exercise of a warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction shall be proportionately adjusted so that the applicable warrant holder, after such date, shall be entitled to purchase the number of shares of Common Stock which such warrant holder would have owned or been entitled to receive on such date had such applicable warrants been exercised immediately prior to such date. In such event, the exercise price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction shall be adjusted to the number obtained by dividing (x) the product of (i) the number of shares of Common Stock issuable upon the exercise of a warrant before such adjustment and (ii) the exercise price in effect immediately prior to the record date or effective date, as the case may be, for such dividend, distribution, split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction giving rise to this adjustment by (y) the new number of shares of Common Stock issuable upon exercise of the applicable warrants determined pursuant to the immediately preceding sentence.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Certain Anti-Takeover Provisions
Oklahoma General Corporation Act
Some provisions of Oklahoma law, the Expand Energy Charter and the Expand Energy Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of the Company by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Common Stock.
Number and Election of Directors
The Expand Energy Bylaws provide that the Board shall be comprised of no less than three and no more than 11 directors, with the number of directors to be fixed from time to time by resolution adopted by the Board.
Calling of Special Meetings of Shareholders
The Expand Energy Bylaws provide that special meetings of shareholders may be called only by (i) the chairman of the Board, (ii) the chief executive officer or the president of the Company, (iii) the Board acting pursuant to a resolution adopted by a majority of the directors of the Board then in office or (iv) the secretary of the Company upon the delivery of a written request to the Company by the holders of at least 35% of the voting power of the Company’s then outstanding capital stock in the manner provided in the Expand Energy Bylaws.
Amendments to the Expand Energy Charter and Expand Energy Bylaws
The Expand Energy Charter may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of at least a majority of the shares of the Company’s then outstanding capital stock entitled to vote thereon, except that the affirmative vote of the holders of at least sixty percent (60%) of the voting power of the Company’s then outstanding capital stock entitled to vote is required to amend, repeal, or adopt any provision inconsistent with Articles V, VI, VII, VIII, IX, X or XI of the Expand Energy Charter.
The Expand Energy Bylaws may be adopted, repealed, altered, amended or rescinded by either the Board or the affirmative vote of the holders of at least a majority of the shares of the Company’s then outstanding capital stock entitled to vote thereon (a “Shareholder Adopted Bylaw”), except that Section 5.8, Section 5.9 and Article VII of the Expand Energy Bylaws may not be amended by the Board or by a Shareholder Adopted Bylaw without the approval of sixty percent (60%) of the voting power of the then outstanding shares of the Company’s capital stock entitled to vote at an election of directors. In addition, any Shareholder Adopted Bylaw that is approved by sixty percent (60%) or more of the voting power of the Company’s then outstanding capital stock entitled to vote at an election of directors (a “Supermajority Bylaw”) may only be amended, altered or repealed by the affirmative vote of holders of at least sixty percent (60%) of the voting power of the Company’s then outstanding capital stock entitled to vote at an election of directors, and the Board may not adopt any new bylaw, or amend, alter or repeal any existing bylaw, if such adoption, amendment, alteration or repeal would be directly contrary to a Supermajority Bylaw.
Other Limitations on Shareholder Actions
Advance notice is required for shareholders to nominate directors or to submit proposals for consideration at meetings of shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of shareholders. The Expand Energy Bylaws specify in detail the requirements as to form and content of all shareholder notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting. The Expand Energy Bylaws also describe certain criteria for when shareholder-requested meetings need not be held.
Directors may be removed from office at any time by the affirmative vote of holders of at least a majority of the outstanding shares of common stock entitled generally to vote in the election of directors.
Newly Created Directorships and Vacancies on the Board
Under the Expand Energy Bylaws, any newly created directorships resulting from any increase in the number of directors and any vacancies on the Board for any reason may be filled by a majority vote of the directors then in office, even if less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
Authorized but Unissued Shares
The Company’s authorized but unissued shares of common stock are available for future issuance. The Company may use these additional shares of common stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum
The Expand Energy Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the state courts within the State of Oklahoma (or, if no such state court has jurisdiction, the United States District Court for the Western District of Oklahoma) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former directors, officers, other employees or shareholders to the Company or to the shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Oklahoma General Corporation Act, the Expand Energy Charter or the Expand Energy Bylaws (as each may be amended from time to time), or (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine.
Additionally, Article VIII of the Expand Energy Charters provides that unless we consent in writing to the selection of an alternative forum, the federal courts shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, we note that there is uncertainty as to whether a court would enforce such provisions, and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The foregoing descriptions of the Expand Energy Charter and Expand Energy Bylaws do not purport to be complete and are qualified in their entirety by reference to the Expand Energy Charter and Expand Energy Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference.
Transfer Agent and Warrant Agent
Equiniti Trust Company is the transfer agent and registrar for our Common Stock and warrant agent for our Warrants. We have agreed to indemnify Equiniti Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Listing of Securities
Our Common Stock, Class A Warrants, Class B Warrants and Class C Warrants are listed on Nasdaq under the symbols “EXE,” “EXEEW,” “EXEEZ” and “EXEEL,” respectively.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and Regions Bank, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Expand Energy,” “we,” “our” or “us” refer to Expand Energy Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than Expand Energy) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Expand Energy and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Expand Energy;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

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to conform the text of the indenture or any debt securities to any provision of the “Description of Debt Securities” or “Description of the Notes” (or comparable) section in any offering memorandum, prospectus or prospectus supplement of the Company prepared from time to time with respect to the offer and sale of debt securities of any series, to the extent that such provision was intended to be a complete description or summary of a provision of the indenture or the debt securities, as determined in good faith by the Company (which intent will be established by an officer’s certificate). (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (or if no nationally recognized investment bank, appraisal firm or firm of independent public accountants agrees to express such opinion, a certificate from the chief financial officer of Expand Energy expressing his or her opinion) to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable

United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (or if no nationally recognized investment bank, appraisal firm or firm of independent public accountants agrees to express such opinion, a certificate from the chief financial officer of Expand Energy expressing his or her opinion) to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Expand Energy Corporation. The validity of issuance of the offered securities and other matters arising under Oklahoma law are being passed upon for us by Derrick & Briggs, LLP, Oklahoma City, Oklahoma. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Expand Energy Corporation (formerly known as Chesapeake Energy Corporation) (Successor) incorporated in this prospectus by reference to Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Chesapeake Energy Corporation’s emergence from bankruptcy on February 9, 2021 as discussed in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Expand Energy Corporation (formerly known as Chesapeake Energy Corporation) (Predecessor) incorporated in this prospectus by reference to Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Chesapeake Energy Corporation’s emergence from bankruptcy on February 9, 2021 as discussed in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Certain estimates of Expand Energy Corporation’s net natural gas and oil reserves and related information incorporated by reference in this prospectus were based upon reserve estimates made by the Company’s reservoir engineers under the supervision of Chesapeake Energy Corporation’s management. These reserve estimates were audited by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm.
The audited historical financial statements of Southwestern Energy Company and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Certain estimates of Southwestern Energy Company’s net natural gas and oil reserves and related information incorporated by reference in this prospectus were based upon reserve estimates made by Southwestern Energy Company’s reservoir engineers under the supervision of Southwestern Energy Company’s management. These reserve estimates were audited by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$(1)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Depositary fees and expenses	$(2)
Warrant agent fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(1)(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Oklahoma General Corporation Law
Section 1031 of the OGCA, under which the Company is incorporated, permits the Company to indemnify its directors and officers. Article VII of Expand Energy Charter and Article VI of the Expand Energy Bylaws provide for indemnification of directors and officers under certain circumstances. As permitted by the OGCA and the Expand Energy Charter and Expand Energy Bylaws, the Company also maintains insurance on behalf of its directors and officers against liability arising out of their status as such.
Certificate of Incorporation and Bylaws of the Company
The Company’s Certificate of Incorporation and Bylaws provide for mandatory indemnification of each of the Company’s officers and directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company, other than an action by or in the right of the Company. To be entitled to such indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful. The Company’s Certificate of Incorporation and Bylaws also provide for indemnification of each of the Company’s officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the Company brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of the Company, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company. To be entitled to such indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was decided has determined, despite the adjudication of liability, that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. The right to indemnification also includes the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition.
D&O Insurance and Indemnification Agreements
The Company has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, the Company will pay on behalf of the indemnitee, subject to certain exceptions, any amount which he is or becomes legally obligated to pay because of (a) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of the Company or an affiliate or (b) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of the Company or an affiliate or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which the Company would be obligated to make under an indemnification agreement could include damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds.
Indemnification and Insurance under the Merger Agreement with Southwestern
The Company as the surviving corporation in the Merger has agreed to, from the Effective Time (as defined in the Merger Agreement) until the six year anniversary of the Effective Time, jointly and severally, indemnify, defend and hold harmless in the same manner as provided by Southwestern immediately prior to the date of the Merger Agreement, certain directors and officers of Southwestern and its subsidiaries or those who acts as fiduciary under any employee benefit plan of Southwestern (collectively, the “indemnified persons”) against costs and liabilities (including attorneys’ and other professionals’ fees and expenses), arising, in whole or in part, out of the fact that such person is or was a director or officer of Southwestern or any of its subsidiaries, a fiduciary under any Southwestern plan or any employee benefit plan of Southwestern or any of its subsidiaries or is or was serving at the request of Southwestern or any of its subsidiaries as a director, officer, or fiduciary of another entity or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to or at, but not after, the Effective Time (such liabilities, the “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated by the Merger Agreement, in each case to the fullest extent under applicable law.
The Company has agreed not to, until the six year anniversary date of the Effective Time, amend, repeal or otherwise modify any provision in the organizational documents of the Surviving Corporation (as defined in the Merger Agreement) or its subsidiaries in any manner that would affect adversely the rights thereunder except to the extent required by applicable law. The Company has agreed to fulfill and honor any indemnification, expense advancement or exculpation agreements between Southwestern or any of its subsidiaries and any of their respective directors or officers existing and in effect prior to January 10, 2024.
The Company has put in place customary “tail” insurance policies with a claims period of at least six years and in an amount and scope at least as favorable as Southwestern’s then existing policies with respect to matters, acts or omissions existing or occurring at or prior to, or after, the Effective Time.
Underwriting Agreements
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Item 16.   Exhibits
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1*	Third Amended and Restated Certificate of Incorporation of Expand Energy Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2024).
3.2*	Third Amended and Restated Bylaws of Expand Energy Corporation (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2024).
4.1*	Indenture, dated as of January 23, 2015 between Southwestern Energy Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Southwestern Energy Company on January 23, 2015).
4.2*	First Supplemental Indenture, dated as of January 23, 2015 between Southwestern Energy Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Southwestern Energy Company on January 23, 2015).
4.3*	Second Supplemental Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.5 of the Current Report on Form 8-K filed by Southwestern Energy Company on September 25, 2017).
4.4*	Third Supplemental Indenture, dated as of November 29, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Southwestern Energy Company on December 1, 2017).
4.5*	Fourth Supplemental Indenture, dated as of April 26, 2018 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Southwestern Energy Company on April 26, 2018).
4.6*	Fifth Supplemental Indenture, dated as of December 3, 2018 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.15 of the Annual Report on Form 10-K filed by Southwestern Energy Company (Commission File No. 001-08246) for the year ended December 31, 2020).
4.7*	Sixth Supplemental Indenture, dated as of December 10, 2020 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.16 of the Annual Report on Form 10-K filed by Southwestern Energy Company (Commission File No. 001-08246) for the year ended December 31, 2020).
4.8*	Seventh Supplemental Indenture, dated as of September 10, 2021 between Southwestern Energy Company, the guarantors named therein and Regions Bank, as trustee (incorporated by reference to Exhibit 4.14 of the Amendment No. 1 to Form S-4 filed by Southwestern Energy Company on October 12, 2021).
4.9*	Eighth Supplemental Indenture, dated as of January 4, 2022 between Southwestern Energy Company, the guarantors named therein and Regions Bank, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Southwestern Energy Company on January 5, 2022).

Exhibit Number	Description
4.10*	Supplemental Indenture No. 9, dated as of October 1, 2024 by and among Expand Energy Corporation, the guarantors party thereto and Regions Bank, as trustee (incorporated by reference to Exhibit 4.10 of the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2024).
4.11*	Supplemental Indenture No. 10, dated as of October 28, 2024 by and among Expand Energy Corporation and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 1, 2024).
4.12*	Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Southwestern Energy Company on September 25, 2017).
4.13*	First Supplemental Indenture, dated as of September 25, 2017 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Southwestern Energy Company on September 25, 2017).
4.14*	Second Supplemental Indenture, dated as of April 26, 2018 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed by Southwestern Energy Company on April 26, 2018).
4.15*	Third Supplemental Indenture, dated as of December 3, 2018 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.21 of Annual Report on Form 10-K filed by Southwestern Energy Company (Commission File No. 001-08246) for the year ended December 31, 2020).
4.16*	Fourth Supplemental Indenture, dated as of August 27, 2020 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Southwestern Energy Company on August 27, 2020).
4.17*	Fifth Supplemental Indenture, dated as of December 10, 2020 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.23 of the Annual Report on Form 10-K filed by Southwestern Energy Company (Commission File No. 001-08246) for the year ended December 31, 2020).
4.18*	Sixth Supplemental Indenture, dated as of August 30, 2021, among Southwestern Energy Company, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K filed by Southwestern Energy Company on August 30, 2021).
4.19*	Seventh Supplemental Indenture, dated as of September 10, 2021 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.23 to the Amendment No. 1 to Form S-4 filed by Southwestern Energy Company on October 12, 2021).
4.20*	Eighth Supplemental Indenture, dated as of January 4, 2022 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed by Southwestern Energy Company on January 5, 2022).
4.21*	Supplemental Indenture No. 9, dated as of October 1, 2024, by and among Expand Energy Corporation, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.20 of the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2024).

Exhibit Number	Description
4.22*	Supplemental Indenture No. 10, dated as of October 28, 2024, by and among Expand Energy Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed with the SEC on November 1, 2024).
4.23*	Indenture, dated as of August 30, 2021, between Southwestern Energy Company and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Southwestern Energy Company on August 30, 2021).
4.24*	First Supplemental Indenture, dated as of August 30, 2021, among Southwestern Energy Company, the guarantors party thereto and Regions Bank, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Southwestern Energy Company on August 30, 2021).
4.25*	Second Supplemental Indenture, dated as of September 3, 2021, among Southwestern Energy Company, the guarantors party thereto and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Southwestern Energy Company on September 3, 2021).
4.26*	Third Supplemental Indenture, dated as of September 10, 2021 among Southwestern Energy Company, the guarantors named therein and Regions Bank, as trustee (incorporated by reference to Exhibit 4.31 of Post-Effective Amendment No. 1 on Form S-4 filed by Southwestern Energy Company on October 12, 2021).
4.27*	Fourth Supplemental Indenture, dated as of December 22, 2021, among Southwestern Energy Company, the guarantors party thereto and Regions Bank, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Southwestern Energy Company on December 22, 2021).
4.28*	Fifth Supplemental Indenture, dated as of January 4, 2022 between Southwestern Energy Company, the guarantors named therein and Regions Bank, as trustee (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K filed by Southwestern Energy Company on January 5, 2022).
4.29*	Supplemental Indenture No. 6, dated as of October 1, 2024 by and among Expand Energy Corporation, the guarantors party thereto and Regions Bank, as trustee (incorporated by reference to Exhibit 4.27 of the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2024).
4.30*	Supplemental Indenture No. 7, dated as of October 1, 2024 by and among Expand Energy Corporation, the guarantors party thereto and Regions Bank, as trustee (incorporated by reference to Exhibit 4.28 of the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2024).
4.31*	Supplemental Indenture No. 8, dated as of October 1, 2024 by and among Expand Energy Corporation, the guarantors party thereto and Regions Bank, as trustee (incorporated by reference to Exhibit 4.29 of the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2024).
4.32*	Supplemental Indenture No. 9, dated as of October 28, 2024 by and among Expand Energy Corporation and Regions Bank, as trustee (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed with the SEC on November 1, 2024).
4.33*	Indenture dated as of February 5, 2021, among Chesapeake Escrow Issuer LLC, as issuer, the guarantors signatory thereto, and Deutsche Bank Trust Company Americas, as trustee, with respect to 5.5% Senior Notes due 2026 and 5.875% Senior Notes due 2029 (incorporated by reference to Exhibit 10.11 of the Company’s Annual Report on Form 10-K filed with the SEC (Commission File No. 001-13726) for the year ended December 31, 2020).

Exhibit Number	Description
4.34*	First Supplemental Indenture, dated as of February 9, 2021, by and among Chesapeake Energy Corporation, the Guarantors signatory thereto, and Deutsche Bank Trust Company Americas, as trustee, with respect to 5.5% Senior Notes due 2026 and 5.875% Senior Notes due 2029 (incorporated by reference to Exhibit 10.13 of the Company’s Annual Report on Form 10-K filed with the SEC (Commission File No. 001-13726) for the year ended December 31, 2020).
4.35*	Second Supplemental Indenture, dated as of November 2, 2021, by and among Chesapeake Energy Corporation, the Guarantors signatory thereto, and Deutsche Bank Trust Company Americas, as trustee, with respect to 5.5% Senior Notes due 2026 and 5.875% Senior Notes due 2029 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2021).
4.36*	Supplemental Indenture No. 3, dated as of October 1, 2024 by and among Expand Energy Corporation, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.33 of the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2024).
4.37*	Supplemental Indenture No. 4, dated as of October 28, 2024 by and among Expand Energy Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K, filed with the SEC on November 1, 2024).
4.38*	Indenture, dated April 7, 2021, by and among Vine Energy Holdings LLC, the guarantors party thereto and Wilmington Trust, National Association, a national banking association, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Vine Energy Holdings LLC on April 9, 2021).
4.39*	Second Supplemental Indenture, dated as of November 2, 2021, by and among Chesapeake Energy Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 2, 2021).
4.40*	Supplemental Indenture No. 5, dated as of October 1, 2024 by and among Expand Energy Corporation, the guarantors party thereto and Wilmington Trust, National Association, a national banking association, as trustee (incorporated by reference to Exhibit 4.36 of the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2024).
4.41*	Supplemental Indenture No. 6, dated as of October 28, 2024 by and among Expand Energy Corporation and Wilmington Trust, National Association, a national banking association, as trustee (incorporated by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K, filed with the SEC on November 1, 2024).
4.42*	Class A Warrant Agreement, dated as of February 9, 2021, between Chesapeake Energy Corporation and Equiniti Trust Company (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).
4.43*	Class B Warrant Agreement, dated as of February 9, 2021, between Chesapeake Energy Corporation and Equiniti Trust Company (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).
4.44*	Class C Warrant Agreement, dated as of February 9, 2021, between Chesapeake Energy Corporation and Equiniti Trust Company (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).
4.45*	Credit Agreement, dated as of December 9, 2022 by and among Expand Energy Corporation (f/k/a Chesapeake Energy Corporation), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on December 12, 2022).
4.46*	Form of Specimen Certificate Representing Preferred Stock.
4.47	Form of Indenture.

Exhibit Number	Description
4.48*	Form of Debt Security.
4.49*	Form of Deposit Agreement.
4.50*	Form of Warrant.
4.51*	Form of Warrant Agreement.
4.52*	Form of Purchase Contract Agreement.
4.53*	Form of Unit Agreement.
5.1	Opinion of Latham & Watkins LLP.
5.2	Opinion of Derrick & Briggs LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Derrick & Briggs LLP (included in Exhibit 5.2).
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Expand Energy Corporation (Predecessor).
23.4	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Expand Energy Corporation (Successor).
23.5	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Southwestern Energy Company.
23.6	Consent of Netherland, Sewell & Associates, Inc., relating to Expand Energy Corporation.
23.7	Consent of Netherland, Sewell & Associates, Inc., relating to Southwestern Energy Company.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Regions Bank, as trustee under the indenture filed as Exhibit 4.41 above.
107.1	Filing Fee Table.

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma on November 20, 2024.
EXPAND ENERGY CORPORATION
By:
/s/ Domenic Dell’Osso, Jr.

Domenic Dell’Osso, Jr.
President and Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Domenic Dell’Osso and Chris Lacy, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Domenic J. Dell’Osso, Jr. Domenic J. Dell’Osso, Jr.	President and Chief Executive Officer (Principal Executive Officer)	November 20, 2024
/s/ Mohit Singh Mohit Singh	Executive Vice President and Chief Financial Office (Principal Financial Officer)	November 20, 2024
/s/ Gregory Larson Gregory Larson	Vice President — Accounting & Controller (Principal Accounting Officer)	November 20, 2024
/s/ Michael A. Wichterich Michael A. Wichterich	Chairman of the Board	November 20, 2024
/s/ Timothy S. Duncan Timothy S. Duncan	Director	November 20, 2024
/s/ Benjamin C. Duster, IV Benjamin C. Duster, IV	Director	November 20, 2024

Signature	Title	Date
/s/ Sarah A. Emerson Sarah A. Emerson	Director	November 20, 2024
/s/ Matthew M. Gallagher Matthew M. Gallagher	Director	November 20, 2024
/s/ John D. Gass John D. Gass	Director	November 20, 2024
/s/ S.P. “Chip” Johnson, IV S.P. “Chip” Johnson, IV	Director	November 20, 2024
/s/ Catherine A. Kehr Catherine A. Kehr	Director	November 20, 2024
/s/ Shameek Konar Shameek Konar	Director	November 20, 2024
/s/ Brian Steck Brian Steck	Director	November 20, 2024